UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2025

Solaris Energy Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(address of principal executive offices) (zip code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each Exchange on Which Registered
Class A Common Stock, $0.01 par value	SEI	New York Stock Exchange
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Convertible Notes

Underwriting Agreement

On October 6, 2025, Solaris Energy Infrastructure, Inc. (the “Company”) entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule I thereto, in connection with the issuance and sale of $650,000,000 aggregate principal amount of the Company’s 0.25% Convertible Senior Notes due 2031 (the “Notes” and the issuance and sale of the Notes, the “Notes Offering”). Pursuant to the Convertible Notes Underwriting Agreement, the Company granted the underwriters an option to purchase, in addition to the base $650,000,000 and for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $97,500,000 principal amount of Notes solely to cover overallotments, which was exercised in full on October 7, 2025.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-290735), as supplemented by a preliminary prospectus supplement dated October 6, 2025, the pricing term sheet dated October 6, 2025, and a final prospectus supplement dated October 6, 2025.

The Convertible Notes Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Convertible Notes Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The above description of the Convertible Notes Underwriting Agreement is a summary and is not complete. A copy of the Convertible Notes Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Convertible Notes Underwriting Agreement set forth in such exhibit.

Indenture

On October 8, 2025, the Company issued $747,500,000 principal amount of its 0.25% Convertible Senior Notes due 2031. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of May 2, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture (the “Second Supplemental Indenture,” and the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”), dated as of October 8, 2025, between the Company and the Trustee.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 0.25% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The Notes will mature on October 1, 2031, unless earlier repurchased, redeemed or converted. Before July 1, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after July 1, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its class A common stock or a combination of cash and shares of its class A common stock, at the Company’s election. The initial conversion rate is 17.4825 shares of the Company’s class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $57.20 per share of the Company’s class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after October 2, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s class A common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries for the payment of at least $50,000,000, where such judgments are not discharged or stayed within 60 days after date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Base Indenture, the Second Supplemental Indenture and the form of the certificate representing the Notes are filed as exhibit 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On October 6, 2025, concurrently with the pricing of the Notes, and on October 7, 2025, in connection with the exercise in full by the underwriters of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s class A common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s class A common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $88.00 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 88.24% over the last reported sale price of the Company’s class A common stock on October 6, 2025. The cost of the Capped Call Transactions was approximately $65.6 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmations set forth in such exhibit.

Concurrent Delta Placement

Underwriting Agreement

On October 6, 2025, the Company, in connection with the Notes Offering, entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Morgan Stanley & Co. LLC, as underwriter, relating to the offer and short sale of 1,800,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), borrowed from third parties in connection with the Notes Offering to facilitate the establishment of short positions by certain holders to facilitate hedging of their investments in the Notes (the “Concurrent Delta Offering”). The Concurrent Delta Offering was completed on October 8, 2025.

The shares of Class A Common Stock were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-290375), as supplemented by a preliminary prospectus supplement dated October 6, 2025 and a final prospectus supplement dated October 6, 2025.

The Common Stock Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Common Stock Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The above description of the Common Stock Underwriting Agreement is a summary and is not complete. A copy of the Common Stock Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Common Stock Underwriting Agreement set forth in such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above under the caption “Convertible Notes—Indenture” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above under the caption “Convertible Notes—Indenture” is incorporated by reference into this Item 3.02.

The shares of Class A common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We do not intend to file a registration statement for the resale of the Notes or any shares of Class A common stock issuable upon conversion of the Notes. We anticipate any such future issuances will be made in accordance with Section 3(a)(9) under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1#	Underwriting Agreement, dated as of October 6, 2025, by and between Solaris Energy Infrastructure, Inc. and Morgan Stanley & Co. LLC, as representative of the underwriters named therein (Notes Offering).

1.2#	Underwriting Agreement, dated as of October 6, 2025, by and between Solaris Energy Infrastructure, Inc. and Morgan Stanley & Co. LLC, as underwriter (Concurrent Delta Offering).

4.1	Indenture, dated May 2, 2025, by and between Solaris Energy Infrastructure, Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 001-38090) filed with the U.S. Securities and Exchange Commission on May 2, 2025).

4.2	Second Supplemental Indenture, dated as of October 8, 2025, between Solaris Energy Infrastructure, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 0.25% Convertible Senior Note Due 2031 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P. (Notes Offering).

5.2	Opinion of Vinson & Elkins L.L.P. (Concurrent Delta Offering).

10.1	Form of Capped Call Confirmation

23.1	Consent of Vinson & Elkins L.L.P. (Notes Offering) (included in Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (Concurrent Delta Offering) (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS ENERGY INFRASTRUCTURE, INC.
Date: October 8, 2025

By:	/s/ Kyle S. Ramachandran
Name:	Kyle S. Ramachandran
Title:	President and Chief Financial Officer